Pipex Pharmaceuticals Appoints David A. Newsome, M.D. as Chief Scientific Officer

Pioneer of Zinc Therapy for Age-Related Macular Degeneration and Inventor of Zinc-Monocysteine Joins Senior Management Team

ANN ARBOR, Michigan, October 15, 2007 -- Pipex Pharmaceuticals, Inc. (AMEX: PP), a specialty pharmaceutical company developing innovative late-stage drug candidates for the treatment of neurologic and fibrotic diseases, announced today that David A. Newsome, M.D. has joined the senior management team of Pipex as Chief Scientific Officer.

"Dr. Newsome is a pioneer in the field of degenerative diseases involving metal dyshomeostasis, having first demonstrated the clinical benefit of oral high dose zinc therapy for dry age-related macular degeneration in 1988, now part of the standard of care for this disease that affects an estimated 10 million Americans. Dr. Newsome’s experience in transitioning research findings of metal dyshomeostasis into new therapies for patients ideally complements our leadership position in this expanding disease area. As the inventor of Pipex’s proprietary zinc-based moiety, zinc-monocysteine (Z-monocys), his addition to our senior management team comes at an important time as we advance our lead product candidate, COPREXA, through the NDA filing process and continue advanced development of Z-monocys for the treatment of dry age related macular degeneration and potential additional disease indications in which copper and/or zinc dyshomeostasis are implicated", said Steve H. Kanzer, Chairman and Chief Executive Officer of Pipex.

Dr. David Newsome commented, “I am delighted to be joining this environment of skilled drug developers and entrepreneurs at Pipex. Over the last several months I have been extremely impressed with their knowledge of the effects of metals in various organ systems, including the eye and the central nervous system (CNS).”

George J. Brewer, M.D., Professor Emeritus of University of Michigan, inventor of COPREXA as well as the FDA approved oral high dose zinc therapy for Wilson’s disease maintenance therapy and Chairman of the Scientific Advisory Board of Pipex, stated, “As a fellow clinical researcher also having substantial experience in diseases involving metal dyshomeostasis as well as the current issues and limitations of current high dose zinc therapy, I have a longstanding and great deal of respect for Dr. Newsome’s pioneering efforts in this area. I look forward to interacting with Dr. Newsome in his role at Pipex and believe that our combined experience will complement Pipex’s efforts to make new therapies available to patients suffering from diseases in which metal dyshomeostasis is implicated or suspected.”

Dr. Newsome practiced most recently as a Retina Specialist and Retino-vitreal Surgeon in the Tampa Bay area after serving 14 years as President of the Retinal Institute of Louisiana, as well as Clinical Professor of Opthalomolgy at the Tulane University School of Medicine, as well as a Professor Opthalomology at the Louisiana State University Medical Center. In addition to active clinical practice, Dr. Newsome continued to pursue laboratory and clinical research. He also held positions as Associate Professor of Ophthalmology at Johns Hopkins University. From the late 70’s to early 80’s he was the Section Chief of the Retina and Ocular Connective Tissue Diseases at the National Eye Institute (NEI). Dr. Newsome has authored over 150 peer-reviewed scientific publications and lectured extensively.

Dr. Newsome earned an A.B from Duke University and an M.D. degree from Columbia University.

About Z-monocys

Zinc-monocysteine complexes (Z-monocys) increases the activity of antioxidant enzymes catalase and glutathione peroxidase, and the antioxidant protein metallothionein in cultured retinal pigment epithelial cells more efficiently and potently than currently available zinc formulations. Z-monocys also has the potential to overcome some of the inherent limitations of existing high dose oral zinc therapies. These complexes are the subject of a recently issued U.S. patent covering its composition of matter as well as pending additional patent applications and various uses thereof. Z-monocys has completed an 80 patient, double-blind, placebo-controlled, clinical trial demonstrating a statistically significant improvement in visual acuity and other parameters of dry AMD. A manuscript describing these results has been submitted for publication in leading peer-reviewed publication.

About COPREXA

COPREXA is an oral, small-molecule, anti-copper agent that is highly specific for the reduction of free copper in serum, the most toxic form of copper in the body, and is thus ideally suited for the treatment of central nervous system (CNS) diseases in which abnormal serum and CNS copper homeostasis are implicated. We are also developing COPREXA for fibrotic disorders based upon the rationale that the fibrotic disease process is dependent upon the availability of free copper in the body. COPREXA has demonstrated the ability to inhibit fibrosis in a number of well established animal models through the sequestration of available copper and inhibition of key fibrotric cytokines, including secreted protein acid rich in cysteine (SPARC), NF?B, TGF-ß, FGF-2, IL-1, IL-6, IL-8, and connective tissue growth factor (CTGF). Pipex intends to submit a New Drug Application this November for COPREXA for the treatment of initially presenting neurologic Wilson’s disease.

About Pipex Pharmaceuticals, Inc.

Pipex Pharmaceuticals, Inc. (“Pipex”) is a specialty pharmaceutical company that is developing proprietary, late-stage drug candidates for the treatment of neurologic and fibrotic diseases Pipex’s strategy is to exclusively in-license proprietary, clinical-stage drug candidates and complete the further clinical testing, manufacturing and regulatory requirements sufficient to seek marketing authorizations via the filing of New Drug Applications (NDAs) with the FDA in the U.S. and Marketing Application Authorizations (MAAs) with the European Medicines Evaluation Agency (EMEA). For further information, please visit, www.pipexinc.com.

This press release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, that reflect Pipex Pharmaceuticals, Inc. and Pipex Therapeutics, Inc. (“we” or “our”) current expectations about its future results, performance, prospects and opportunities, including statements, as well as its the prospects for regulatory filings in the treatment of neurologic Wilson’s disease and the future prospects of our Z-monocys program. Where possible, the Company has tried to identify these forward-looking statements by using words such as "anticipates," "believes," "intends," or similar expressions. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements. We cannot assure you that we will be able to successfully develop or commercialize products based on our technologies, including COPREXA™, TRIMESTA™, Z-monocys, SOLOVAX™, EFFIRMA™ or Anti-CD4 802-2, particularly in light of the significant uncertainty inherent in developing, manufacturing and conducting preclinical and clinical trials of new pharmaceuticals, and obtaining regulatory approvals, that our technologies will prove to be safe and effective, that our cash expenditures will not exceed projected levels, that we will be able to obtain future financing or funds when needed, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that we will be able to successfully obtain any further grants and awards, maintain our existing grants which are subject to performance, that we will be able to patent, register or protect our technology from challenge and products from competition or maintain or expand our license agreements with our current licensors, or that our business strategy will be successful. All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward- looking statements.

For Further Information Contact:

Steve H. Kanzer, CPA, Esq.

Chairman and Chief Executive Officer

(734) 332-7800

Redington, Inc. (Investor Relations)

Thomas Redington

203-222-7399

www.redingtoninc.com